Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

This SEVENTH AMENDMENT TO LEASE (this “Amendment”) is made and effective as of August 8, 2025 (the “Effective Date”) by and between 111 LEMON INVESTORS LLC, a California limited liability company successor-in-interest to BF Monrovia, LLC, a California limited liability company (“Landlord”) and XENCOR, INC., a Delaware corporation successor-in-interest to Xencor, Inc., a California corporation (“Tenant”).

R E C I T A L S:

A.    Landlord and Tenant entered into that certain Lease dated as of January 1, 2015 (the “Original Lease”) whereby Landlord leased to Tenant and Tenant leased from Original Landlord that certain space containing approximately 24,573 rentable square feet, comprising the entirety of the second (2nd) floor (the “2nd Floor Premises”) of that certain building located at 111 West Lemon Street, Monrovia, California 91016 (the “Building”).

B.    The Original Lease by and between Landlord and Tenant was amended by (i) that certain Amendment to Lease dated as of January 26, 2015 (the “First Amendment”), (ii) the Second Amendment to Lease dated as of July 5, 2017 (the “Second Amendment”), (iii) the Third Amendment to Lease dated as of April 30, 2020 (the “Third Amendment”), (iv) the Fourth Amendment to Lease dated as of September 30, 2020 (the “Fourth Amendment”), (v) the Fifth Amendment to Lease dated as of October 31, 2020 (the “Fifth Amendment”), and (vi) the Sixth Amendment to Lease dated as of November 14, 2022 (the “Sixth Amendment”) (the Original Lease, as amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, and Sixth Amendment shall be referred to collectively as the “Lease.”)

C.    The parties desire to amend the Lease to (i) extend the term of the Lease as to the 2nd Floor Premises ONLY, and to (ii) otherwise modify the Lease, all upon the terms and conditions hereinafter set forth.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Capitalized Terms. All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Amendment. All references in the Lease and in this Amendment to “the Lease” or “this Lease” shall be construed to mean the Lease referenced above as amended and supplemented by this Amendment.

2.    2nd Floor Space – Extension of Term. Notwithstanding anything to the contrary in the Lease, pursuant to this Seventh Amendment, the Term for the 2nd Floor Premises is scheduled to expire according to its terms on December 25, 2025. By mutual agreement of the parties, the term of the Lease is hereby extended for one (1) additional period of twelve (12) months (hereinafter “Term”), which shall commence on January 1, 2026 (the “New Commencement Date”) and expiring on December 31, 2026. No such extension shall operate to release Tenant from liability for any amounts owed or defaults which existing under the Lease prior to the commencement of the new Term.

3.    2nd Floor Space Base Rent. Effective as of the New Commencement Date, the Base Rent for the 2nd Floor Premises shall be Seventy-Six Thousand One Hundred Seventy-Six and 30/100 Dollars ($76,176.30) per month for the remainder of the Term.

4.    Condition of the 2nd Floor Premises. Tenant is in possession of the 2nd Floor Premises and, except as otherwise provided in the Lease or this Amendment, shall continue to occupy the same in its current “AS IS” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements other than as specifically provided in the Lease or this Amendment. Tenant further acknowledges that except as expressly provided in the Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business and that all representations and warranties of Landlord, if any, are as set forth in the Lease.

5.    Clarification of the Lease.

Notwithstanding any provision of the Lease or this Amendment to the contrary, the provisions of the Lease are hereby clarified, amended and modified as follows:

Tenant acknowledges that it currently is the only Tenant leasing space in the Building, comprising approximately 24,573 rentable square feet, i.e., the entirety of the 2nd Floor. Tenant agrees that as long as it is the only Tenant leasing space in the Building, Tenant shall be responsible for 100% of its Proportionate Share of Operating Expenses each year in excess of Base Year Operating Expenses for the 2nd Floor Premises. From and after the New Commencement Date as defined in this Amendment, as long as Tenant is the only Tenan leasing space in the Building, under the Lease, but subject to Section 5(a) below, Tenant shall be solely responsible at Tenant’s sole cost and expense for the repair and maintenance (but not replacement and in the case of the elevators, replacement or capital repair) as set forth below of the following:

(a) The existing HVAC unit(s) servicing the 2nd Floor Premises, the HVAC package units servicing the 2nd Floor Premises, and the two (2) existing boilers servicing the 2nd Floor Premises;

(b) The gate serving the parking garage for the Building;

(c) Trash removal, landscaping, sweeping and maintenance of the Common Areas, and

(d) The elevators serving the Building (the areas and items described in the foregoing subparagraphs (a), (b), (c) and (d) are referred to herein as “Special Areas and Items”).

6.    No Brokers. Landlord and Tenant hereby warrant to each other that they shall have no obligation to provide a commission to any real estate broker or agent in connection with the negotiation of this Amendment. Each party agrees to indemnify and defend the other party against and
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hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through our under the indemnifying party.

7.    Authorization. Landlord and Tenant represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Landlord and Tenant have been duly authorized and empowered to execute this Amendment on behalf of Landlord and Tenant, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord and Tenant, and their respective successors and assigns.

8.    Full Force and Effect. Except as set forth herein, all of the terms, covenants, and conditions of the Lease shall remain in full force and effect and there exists as of the date hereof no default or breach by Tenant of (or to Landlord’s knowledge the occurrence of an event which, with the passage of time or the giving of notice or either of them would constitute a default or breach by Tenant of) any of the terms or conditions of, or obligations of Tenant under the Lease. If a conflict or inconsistency exists between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall control to the extent of any such conflict or inconsistency.

9.    Submission. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

10.    Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto may deliver their signatures to this Amendment by facsimile, electronic mail, or other electronic transmission, and agree to accept such digital image of this Amendment, as executed, as a true and correct original and admissible as if such signatures were original executed versions of this Amendment. In the event a signature is transmitted electronically, the party so transmitting shall deliver original signature pages within three (3) business days thereafter.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Seventh Amendment to Lease has been executed as of the Effective Date.

“Landlord” 111 LEMON INVESTORS LLC,
a California limited liability company

By: Robhana LV1 LLC,
a Nevada limited liability company
Its Member

By:

/s/ Robert Hanasab
Robert Hanasab
Its Manager

“Tenant” XENCOR, INC.,
a Delaware corporation

By:

/s/ Bassil Dahiyat

Printed Name: Bassil Dahiyat
Its: President & CEO

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